                                                                   Exhibit 10.12



                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT, made this 6th day of September 2000, between NIKE, Inc., (hereinafter "Nike"), and Mindy Grossman (hereinafter "Executive").

        In consideration of the mutual covenants and promises contained herein, Nike and Executive agree as follows:

        1. EMPLOYMENT.

           A. Position. Executive is hereby employed by Nike to serve as its Vice President, Apparel. This position will be designated as a Corporate Officer subject to approval within 30 days of the parties' execution of this Agreement by the Nike Board of Directors (the "Board"). The position will report to Phil Knight, CEO of Nike, or his successor, with respect to the functions related to global apparel, and to Charlie Denson, or his successor, Vice President and General Manager, Nike USA, with respect to functions related to US Region apparel. In the event the Board fails to grant such approval, at Executive's option, the Agreement is terminated and Executive will receive and otherwise not forfeit (a) the sign-on bonus then received under Paragraph 3(D); and (b) any stock granted and vested under the initial stock grant received under Paragraph 4(D). This amount shall be deemed full and final severance pay for all services provided to Nike by Executive and shall be Executive's sole and exclusive remedy for termination of this Agreement.

           B. Best Efforts. Executive agrees to faithfully perform her duties as Vice President, Apparel, to the best of her ability, experience and talent, and to the reasonable satisfaction of Nike.

           C. Place of Performance. Executive shall carry out her responsibilities at an office location in Manhattan, New York City, New York. The office, furnishings, equipment and one "full time equivalent" ("FTE") support personnel shall be provided by Nike, and commensurate with Executive's senior executive status. In recognition of the fact that Executive's principal residence is located in New York City, New York, Executive shall not be required to relocate from the New York Metropolitan area during the term of this Agreement, except as may be mutually agreed upon by Nike and Executive. In the event Executive agrees to relocate to the Portland Metropolitan area, Nike will pay reasonable relocation expenses in accordance with applicable Nike policy.

        2. TERM OF EMPLOYMENT. The term of this Agreement shall commence in September 2000 on a date to be determined and shall terminate on the third anniversary of such date, subject to prior termination as hereinafter provided in Paragraph 9.

        3. COMPENSATION. During the period of time Executive is employed by Nike under this Agreement, Executive shall be compensated as follows:

           A. Base Salary. Executive's initial base salary shall be at the rate of Six Hundred Thousand Dollars ($600,000) per annum. Upon the first anniversary of the Agreement, Executive's base salary shall be increased to no less than Six Hundred Fifty Thousand Dollars ($650,000) per annum. Upon the second anniversary of the Agreement, Executive's base salary shall be increased to no less than Seven Hundred Fifty Thousand Dollars ($750,000) per annum.

           B. Performance Sharing Bonus. Executive will be eligible to participate in Nike's incentive bonus Performance Sharing Plan (PSP): As an executive-level employee, Executive will have an incentive bonus target of sixty percent (60%) of Executive's base pay received during the proceeding fiscal year, except that the incentive bonus target for the fiscal year ending May 31, 2001 will be $360,000, provided that Executive commences employment by March 1, 2001. Executive's individual incentive bonus may be higher or lower than the target amount depending upon company and individual performance and future changes to the plan.

           C. Long-Term Incentive Award. In addition, Executive will be eligible for a Long-Term Incentive award in accordance with the terms of the NIKE, Inc. Long-Term Incentive Plan (LTIP) attached as Exhibit A and by this reference made a part of this Agreement. Executive's target award under the LTIP is Two Hundred Thousand Dollars ($200,000) per plan year. LTIP awards are to be paid out in shares of NIKE, Inc. Class B Common Stock (Restricted Shares), subject to the restrictions set forth in the plan and Restricted Stock Bonus Agreement to be signed by Executive. All of the Restricted Shares awarded under the LTIP shall be initially unvested and shall vest on the third anniversary of the grant date.

           D. Sign-On Bonus. Executive shall receive a one-time "signing" bonus upon execution of this Agreement in the amount of Two Hundred Fifty Thousand Dollars ($250,000), less withholdings. In addition, Executive shall be eligible for a bonus of One Hundred Fifty Thousand Dollars ($150,000), less withholdings, payable within fourteen calendar days of the first anniversary of the Agreement, dependent upon Executive meeting the apparel business goals mutually agreed upon by Executive and the Vice President and General Manager, USA Region, and set forth in Schedule A, attached.

        4. STOCK OPTIONS. Subject to the terms of the NIKE, Inc. 1990 Stock Incentive Plan, as amended from time to time:

           A. Initial Stock Option Grant. Upon initial employment, and subject to executing a Stock Option Agreement in the form attached hereto as Exhibit C, Executive will be granted the option to purchase One Hundred Thousand (100,000) shares of NIKE, Inc. Class B Common Stock at the market price of such shares at the close of trading on the date the options are granted. The options shall be granted on or about the first day after Executive begins employment. The right to purchase shares granted in the initial stock option grant shall accrue with respect to one-third (33 1/3%) of the shares on each of the three succeeding anniversaries of the grant date.

           B. Annual Stock Option Grants. During the term of this Agreement, Executive annually will be eligible for at least Thirty Thousand (30,000) additional shares of NIKE, Inc. Class B Common Stock at the market price of such shares at the close of trading on the date the options are granted. These options are typically granted in July of each year. To be eligible for the annual grant of stock options, Executive must be employed by Nike as of the close of the Fiscal Year (May 31st). The right to purchase shares with respect to annual stock option grants shall accrue with respect to one-fourth (25%) of the shares on each of the four succeeding anniversaries of the grant date.

           C. Restricted Stock Grant. In addition, subject to executing a Restricted Stock Bonus Agreement in the form attached hereto as Exhibit B and by this reference made a part of this Agreement, Executive shall be granted such number of shares of NIKE, Inc. Class B Common Stock (Restricted Shares) as are sufficient to equal a market price of Six Hundred Sixty Seven Thousand Dollars ($667,000) at the close of trading on the date of this Agreement. Such Restricted Shares are subject to the restrictions set forth in the attached Restricted Stock Bonus Agreement. All of the Restricted Shares shall be initially unvested, and shall vest with respect to one-half (50%) of the total Restricted Shares on each of the two succeeding anniversaries of the grant date.

           D. Initial Stock Grant. In addition, upon execution of this Agreement, Executive shall be granted such number of shares of NIKE, Inc. Class B Common Stock as are sufficient to equal a market price of Three Hundred Thirty Three Thousand Dollars ($333,000) at the close of trading on the date of this Agreement. All of the shares granted pursuant to this section shall be fully vested at the time of grant.

        5. TRAVEL AND EXPENSES.

           A. Car/Apartment Expenses. During the first year of this Agreement, Nike shall reimburse Executive up to Fifty Thousand Dollars ($50,000) of the costs related to the operation of a car, including garage parking, gasoline, automobile insurance, automobile leasing, maintenance and repairs, and the costs related to the lease of an apartment, including real estate broker fees, apartment security fees, home insurance, home maintenance and repairs, and home cleaning service fees.

           B. New York-Portland Travel Expenses. During the term of this Agreement, Executive will be required by Nike to travel between New York City and Portland, Oregon, on a reasonable basis and according to a schedule

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mutually acceptable to the parties. Nike shall reimburse Executive for all reasonable travel expenses incurred by Executive for travel between New York City and Portland, Oregon, by Executive and her immediate family. Executive and her immediate family shall be entitled to business class or first class travel commensurate with Executive's position as a senior executive employee of Nike.

           C. Other Business Travel and Entertainment Expenses. During the term of this Agreement, Nike shall reimburse Executive for all reasonable expenses incurred by Executive in connection with the performance of her duties to Nike in accordance with applicable Nike policy.

        6. BENEFITS. As a senior executive of Nike, Executive shall be entitled to participate in Nike's 401(k) plan, medical, dental, life and disability insurance plans, deferred compensation plan and such other benefit plans and packages that now are or may hereafter become available to senior executive employees of Nike in accordance with terms of those respective plans.

        7. CONFIDENTIALITY AND COVENANT NOT TO COMPETE. As a condition of Nike's offer of employment, Executive has executed a separate "Covenant Not to Compete and Non-Disclosure Agreement" attached as Exhibit D and by this reference made a part of this Agreement. It is understood that this Covenant Not to Compete and Non-Disclosure Agreement shall be independent of, and survive the termination of, this Agreement.

        8. NON-COMPETITION RESTRICTIONS.

           A. Enforcement of Restrictions. In the event Executive's previous employer attempts to or is successful in enforcing any non-compete restrictions after the execution of this Agreement, Executive will use her best efforts to secure her release from any such restrictions. Nike agrees to pay any reasonable attorney's fees incurred by Executive in seeking to defend against, challenge or limit the effect of the enforcement of any such restrictions. If the restrictions are enforced such that Executive is unable to commence or continue her duties as set forth in Paragraph 1, Nike agrees to compensate Executive for up to twelve (12) months in the total amount of $750,000, in twelve equal installments, plus an amount equivalent to the cost of benefits received from her previous employer.

           B. Termination Upon March 1, 2001. If the restrictions are enforced such that Executive is unable to commence or resume her duties by March 1, 2001, the Agreement is terminated upon that date and Executive will receive and otherwise not forfeit (a) the sign-on bonus then received under Paragraph 3(D);
(b) any stock granted and vested under the initial stock grant received under Paragraph 4(D); and (c) the remaining installments of the $750,000 amount payable under Paragraph 8(A) above. This amount shall be deemed full and final severance pay for all services provided to Nike by Executive and shall be Executive's sole and exclusive remedy for termination of this Agreement.

           C. Mitigation. In the event Executive becomes eligible for payments under Paragraph 8(A), Executive shall not have a duty prior to March 1, 2001 to mitigate or to seek employment elsewhere as a condition to receiving such payments. Such payments shall in no event be reduced prior to March 1, 2001 by any income earned by Executive from employment or self-employment. After March 1, 2001, Executive shall use her best efforts to obtain employment in a position consistent with Executive's obligations under Paragraph 7. Any interim earnings from such employment by Executive from March 1, 2001 forward will be offset from Nike's obligation to pay compensation under Paragraphs 8(A) and 8(B).

        9. TERMINATION.

           A. For Cause: Nike may terminate Executive's employment for cause at any time after delivering written notice to Executive. For purposes of this Employment Agreement, cause shall include (i) Executive's substantial continual and repeated neglect of material duties specified hereunder or hereafter conveyed to Executive and consistent with her position and senior executive status, which is not cured following thirty days after receipt of written notice from Nike specifying such neglect and demanding a cure thereof; (ii) acts of material dishonesty; (iii) Executive's conviction for, or plea of nolo contendere to, a felony crime; or (iv) Executive's material violation of any material term or condition of this Agreement, which is not cured following thirty days after receipt of written notice from Nike specifying such breach and demanding a cure thereof. Nike may not terminate Executive for cause without the approval of a quorum of the Personnel

Committee of the Board and written notice of same to Executive. Executive's failure to perform her duties and obligations under this Agreement because of incapacity due to illness or accident will not be considered a cause to terminate Executive. Upon termination for cause, the obligations of Nike to Executive hereunder shall cease and Executive shall not be entitled to any severance payments, except that the parties agree that Executive will receive and otherwise not forfeit (a) any base salary paid, accrued or owing under Paragraph 3(A); (b) any sign-on bonus then received under Paragraph 3(D); (c) any stock options granted and vested under the Long Term Incentive Award pursuant to Paragraph 3(C); and (d) any stock granted and vested under the stock or stock option grants pursuant to Paragraph 4. Any payments or stock options to which Executive is entitled under this paragraph shall be payable or transferred to Executive within fourteen calendar days of the termination For Cause. This amount shall be deemed full and final severance pay for all services provided to Nike by Executive and shall be Executive's sole and exclusive remedy for termination of this Agreement.

            B. Without Cause: Nike may terminate Executive's employment Without Cause upon written notice to Executive. If, however, Executive is terminated Without Cause prior to conclusion of the term of this Agreement, Nike shall proffer, within three calendar days of the termination, an appropriate release document. Upon execution of the appropriate release document by Executive, Nike shall pay Executive as severance pay within 30 days of the written notice of termination (i) a lump sum equal to Executive's base salary for the fiscal year in which Executive was terminated; (ii) in lieu of PSP, an additional payment of sixty percent (60%) of Executive's base salary earned during the fiscal year to date; and (iii) any unvested Restrictive Shares of NIKE, Inc. Class B Common Stock pursuant to Paragraph 4(C) and unvested Stock Options pursuant to Paragraph 4(A) shall immediately vest. These amounts shall be deemed full and final severance pay for all services provided to Nike by Executive and shall be Executive's sole and exclusive remedy for termination of this Agreement, except that the parties expressly agree that Executive will receive and otherwise not forfeit (a) any base salary paid, accrued or owing under Paragraph 3(A); (b) any stock options granted and vested under the Long Term Incentive Award pursuant to Paragraph 3(C); (c) any sign-on bonus amount received under Paragraph 3(D); and
(d) any stock options granted and vested under the stock option grants pursuant to Paragraph 4. Any payments of stock or stock options to which Executive is entitled under this paragraph shall be payable or transferred to Executive within fourteen calendar days of the Executive's execution of the release document.

            C. For Good Reason. Executive may terminate her employment For Good Reason at any time upon written notice to Nike. Executive shall have Good Reason to terminate her employment only: (i) in the event of a material breach of this Agreement by Nike; (ii) upon a material change in the title, functions and reporting relationships of her position as described in Paragraph 1; (iii) upon a "Change in Control" in the ownership or management of Nike, as that term is defined in Paragraph 10; and (iv) if Executive is required, without her consent, to move her office from the New York City Metropolitan area to any other location. In the event Executive terminates her employment For Good Reason, Nike shall pay Executive as if she were terminated Without Cause pursuant to Paragraph 9(B).

            D. Without Good Reason. Executive may terminate her employment Without Good Reason at any time upon written notice to Nike. In the event Executive terminates her employment Without Good Reason, Nike shall pay Executive as if she were terminated For Cause pursuant to Paragraph 9(A).

            E. Death. In the event of the Executive's death during the term of this Agreement, this Agreement shall terminate automatically, except that Nike will pay Executive's estate as if she were terminated For Cause on the date of her death.

            F. Disability. Upon a written, medically sufficient determination by Nike's long-term disability provider that Executive is eligible to receive benefits under Nike's long-term disability policy for senior executives, Nike may terminate Executive, except that Nike will pay Executive as if she were terminated Without Cause.

        10. CHANGE IN CONTROL. For purposes of this Agreement, a Change in Control shall mean the occurrence of any of the following events:

            A. Any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities and Exchange Act of 1934 (the "Exchange Act") acquires directly or indirectly the beneficial ownership (within the meaning of rule 13d-3 promulgated pursuant to the Exchange Act) of any voting security of Nike and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 50% or more of the total votes of all of the then outstanding voting securities of Nike;

            B. The individuals (A) who constitute the Board as of the date of this Agreement (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election), cease for any reason to constitute a majority of the members of the Board; or

            C. The shareholders of Nike approve a plan of complete liquidation of either the company or an agreement for the sale or disposition of either the company or all or substantially all of Nike assets.

        11. INDEMNIFICATION. Upon commencement of employment, Executive shall execute an Indemnity Agreement in the form attached hereto as Exhibit E.

        12. GENERAL PROVISIONS.

            A. Entire Agreement. This Agreement, together with the exhibits and schedule attached hereto, constitutes the entire understanding between Executive and Nike and supersedes all prior agreements or discussions between the parties. No amendment or modification of this Agreement shall be valid unless it is in writing referring to this Agreement and signed by both parties.

            B. Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, the invalid provision(s) shall not affect any other provision of this Agreement.

            C. Assignability. This Employment Agreement is not assignable by either party without the written consent of the other.

            D. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

            E. Waiver of Right to Jury Trial. In order to facilitate the prompt and cost effective resolution of disputes, as a condition to entering into this Agreement, Executive and Nike hereby waive and relinquish any right to a jury trial they may now or hereinafter have in any dispute arising out of or relating to this Agreement.

            F. Governing Law/Jurisdiction. This Agreement shall be governed by the laws of the State of Oregon without regard to choice of law provisions. The parties consent that jurisdiction over and venue for any legal proceeding arising out of the interpretation or enforcement of this Agreement shall be in a state court located in Washington County, Oregon.

IN WITNESS WHEREOF, the parties hereby execute this Agreement to be effective the day and year first written above.



EXECUTIVE                                      NIKE, Inc.



/s/ Mindy Grossman                            /s/ Jeffrey M. Cava
----------------------------------            ----------------------------------
Mindy Grossman                                By:  Jeff Cava
                                              Its: Vice President, Global Human
                                              Resources

                             COVENANT NOT TO COMPETE
                          AND NON-DISCLOSURE AGREEMENT


PARTIES:

        Mindy Grossman (EMPLOYEE) and NIKE, Inc., and its divisions, subsidiaries and affiliates. (NIKE):


RECITALS:

        A. This Covenant Not to Compete and Non-Disclosure Agreement is executed upon initial employment or upon the EMPLOYEE's advancement with NIKE and is a condition of such employment or advancement.

        B. Over the course of EMPLOYEE's employment with NIKE, EMPLOYEE will be or has been exposed to and/or is in a position to develop confidential information peculiar to NIKE's business and not generally known to the public as defined below ("Protected Information"). It is anticipated that EMPLOYEE will continue to be exposed to Protected Information of greater sensitivity as EMPLOYEE advances in the company.

        C. The nature of NIKE's business is highly competitive and disclosure of any Protected Information would result in severe damage to NIKE and be difficult to measure.

        D. NIKE makes use of its Protective Information throughout the world. Protective Information of NIKE can be used to NIKE's detriment anywhere in the world.

AGREEMENT:

In consideration of the foregoing, and the terms and conditions set forth below, the parties agree as follows:

        1. COVENANT NOT TO COMPETE.

           (a) COMPETITION RESTRICTION. During EMPLOYEE's employment by NIKE, under the terms of any employment contract or otherwise, and for one year thereafter, (the "Restriction Period"), EMPLOYEE will not directly or indirectly, own, manage, control, or participate in the ownership, management or control of, or be employed by, consult for, or be connected in any manner with, any business engaged anywhere in the world in the athletic footwear, athletic apparel or sports equipment and accessories business, or any other business which directly competes with NIKE or any of its parent, subsidiaries or affiliated corporations ("Competitor"). BY WAY OF ILLUSTRATION ONLY, examples of NIKE competitors include, but are not limited to: Adidas, FILA, Reebok, Puma, Champion, Oakley, DKNY, Converse, Asics, Saucony, New Balance, B.U.M, FUBU, The Gap, Tommy Hilfiger, Umbro, Northface,

Venator (Footlockers), Sports Authority, Columbia Sportswear, Wilson, Mizuno, Callaway Golf and Titleist. This provision is subject to NIKE's option to waive all or any portion of the Restriction Period as more specifically provided below.

           (b) EXTENSION OF TIME. In the event EMPLOYEE breaches this covenant not to compete, the Restriction Period shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals. The Restriction Period shall continue upon the effective date of any such settlement judicial or other resolution. NIKE shall not be obligated to pay EMPLOYEE the additional compensation described in paragraph 1(d) below during any period of time in which this Agreement is tolled due to EMPLOYEE's breach. In the event EMPLOYEE receives such additional compensation pursuant to paragraph 1(d) below after any such breach, EMPLOYEE must immediately reimburse NIKE in the amount of all such compensation upon the receipt of a written request by NIKE.

           (c) WAIVER OF NON-COMPETE. NIKE has the option, in its sole discretion, to elect to waive all or a portion of the Restriction Period or to limit the definition of Competitor, by giving EMPLOYEE seven (7) days prior notice of such election. In the event all or a portion of the Restriction Period is waived, NIKE shall not be obligated to pay EMPLOYEE for any period of time as to which the covenant not to compete has been waived.

           (d) ADDITIONAL CONSIDERATION. As additional consideration for the covenant not to compete described above, if after termination of EMPLOYEE's employment for any reason, NIKE elects to enforce the non-competition agreement, NIKE shall pay EMPLOYEE a monthly payment equal to one hundred percent (100%) of EMPLOYEE's last monthly base salary while the Restriction Period is in effect. The first payment to EMPLOYEE of additional consideration shall follow on the next applicable pay period after the election to enforce the non-competition agreement, payable in accordance with NIKE's payroll practices.

        2. SUBSEQUENT EMPLOYER. EMPLOYEE agrees to notify NIKE at the time of separation of employment of the name of EMPLOYEE's new employer, if known. EMPLOYEE further agrees to disclose to NIKE the name of any subsequent employer during the Restriction Period, wherever located and regardless of whether such employer is a competitor of NIKE.

        3. NON-DISCLOSURE AGREEMENT.

           (a) PROTECTABLE INFORMATION DEFINED. "Protected Information" shall mean all proprietary information, in whatever form and format, of NIKE and all information provided to NIKE by third parties which NIKE is obligated to keep confidential. EMPLOYEE agrees that any and all information to which EMPLOYEE has access concerning NIKE projects and internal NIKE information is Protected Information, whether in verbal form, machine-readable form, written or other tangible form, and whether designated as confidential or unmarked. Without limiting the foregoing, Protected Information includes information relating to NIKE's research and development activities, its intellectual property and the filing or pendency of patent applications, confidential techniques, methods, styles, designs, design concepts and ideas, customer and vendor lists, contract factory lists, pricing information, manufacturing plans, business and marketing plans, sales information, methods of operation, manufacturing processes and methods, products, and personnel information.

           (b) Excluded Information. Notwithstanding paragraph 3(a), Protected Information excludes any information that is or becomes part of the public domain through no act or failure to act on the part of EMPLOYEE. Specifically, employees shall be permitted to retain as part of their personal portfolio copies of the employees' original artwork and designs, provided the artwork or designs have become part of the public domain. In any dispute between the parties with respect to this exclusion, the burden of proof will be on EMPLOYEE and such proof will be by clear and convincing evidence.

           (c) Employee's Obligations. During the period of employment by NIKE and for a period of two (2) years thereafter, EMPLOYEE will hold in confidence and protect all Protected Information and will not, at any time, directly or indirectly, use any Protected Information for any purpose outside the scope of EMPLOYEE's employment with NIKE or disclose any Protected Information to any third person or organization without the prior written consent of NIKE. Specifically, but not by way of limitation, EMPLOYEE will not ever copy, transmit, reproduce, summarize, quote, publish or make any commercial or other use whatsoever of any Protected Information without the prior written consent of NIKE. EMPLOYEE will also take reasonable security precautions and such other actions as may be necessary to insure that there is no use or disclosure, intentional or inadvertent, of Protected Information in violation of this Agreement.

        4. RETURN OF PROTECTED INFORMATION. At the request of NIKE at anytime, and in any event, upon termination of employment, EMPLOYEE shall immediately return to NIKE all confidential documents, including tapes, notebooks, drawings, computer disks and other similar repositories of or containing Protected Information, and all copies thereof, then in EMPLOYEE's possession or under EMPLOYEE's control.

        5. UNAUTHORIZED USE. During the period of employment with NIKE and thereafter, EMPLOYEE will notify NIKE immediately if EMPLOYEE becomes aware of the unauthorized possession, use or knowledge of any Protected Information by any person employed or not employed by NIKE at the time of such possession, use or knowledge. EMPLOYEE will cooperate with NIKE in the investigation of any such incident and will cooperate with NIKE in any litigation with third parties deemed necessary by NIKE to protect the Protected Information. NIKE shall provide reasonable reimbursement to EMPLOYEE for each hour so engaged and that amount shall not be diminished by operation of any payment under Paragraph 1(d) of this Agreement.

        6. NON-RECRUITMENT. During the term of this Agreement and for a period of one (1) year thereafter, EMPLOYEE will not directly or indirectly , solicit, divert or hire away (or attempt to solicit, divert or hire away) to or for himself or any other company or business organization, any NIKE employee, whether or not such employee is a full-time employee or temporary employee and whether or not such employment is pursuant to a written agreement or is at will.

        7. ACCOUNTING OF PROFITS. EMPLOYEE agrees that, if EMPLOYEE should violate any term of this Agreement, NIKE shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which EMPLOYEE directly or indirectly has realized and/or may realize as a result of or in connection with any such violation (including the return of any additional consideration paid by NIKE pursuant to Paragraph 1(d) above). Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which NIKE may be entitled at law or in equity.

        8. GENERAL PROVISIONS.

           (a) SURVIVAL. This Agreement shall continue in effect after the termination of EMPLOYEE's employment, regardless of the reason for termination.

           (b) WAIVER. No waiver, amendment, modification or cancellation of any term or condition of this Agreement will be effective unless executed in writing by both parties. No written waiver will excuse the performance of any act other than the act or acts specifically referred to therein..

           (c) SEVERABILITY. Each provision herein will be treated as a separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions in this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction.

           (d) APPLICABLE LAW/JURISDICTION. This Agreement, and EMPLOYEE's employment hereunder, shall be construed according to the laws of the State of Oregon. EMPLOYEE further hereby submits to the jurisdiction of, and agrees that exclusive jurisdiction over and venue for any action or proceeding arising out of or relating to this Agreement shall lie in the state and federal courts located in Oregon.



EMPLOYEE                                           NIKE, Inc.



/s/ Mindy Grossman                                 By  /s/ Lindsay D. Stewart
 --------------------                                  -------------------------
                                                   Name:  Lindsay D. Stewart
DATE      9-7-00                                   Title: Vice President
     ----------------